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EXHIBIT 3.2

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         YAK COMMUNICATIONS (USA), INC.

     The undersigned, being the sole director of YAK Communications (USA), Inc., a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the "Corporation"), does hereby certify:

     1.   The name of the Corporation is YAK Communications (USA), Inc.

     2.   The Corporation does not yet have shareholders.

     3. The following provision of the Articles of Incorporation of the Corporation be and it hereby is amended in the following particulars:

          The first paragraph of Article THIRD of the Articles of Incorporation of the Corporation be and it hereby is amended to read in its entirety as follows:

          "The Corporation is authorized to issue One Hundred Million (100,000,000) shares of Common Stock, having no par value per share, and One Million shares of Preferred Stock, having no par value per share."

     4. The foregoing amendment was adopted by consent of the sole director of the Corporation on December 24, 1998.

     IN WITNESS WHEREOF, the undersigned sole director of the Corporation has executed these Articles of Amendment this 24th day of December, 1998.


                                    /S/ CHARLES ZWEBNER
                                    Charles Zwebner, Sole Director

                                       1
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EXHIBIT 3.3

                             ARTICLES OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                        YAK COMMUNICATIONS (USA), INC.

    The undersigned, constituting all of the directors of YAK Communications
(USA), Inc., a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the "Corporation"), do hereby certify:

    1.  The name of the Corporation is YAK Communications (USA), Inc.

    2. Pursuant to the provisions set forth in Article THIRD of the Articles of Incorporation of the Corporation, as amended (the "Articles"), the attached Exhibit to the Articles, entitled "Statement of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock", was duly adopted by unanimous written consent of the Board of Directors on January 15, 1999, in the manner prescribed by the Florida Business Corporation Act, and did not require Shareholder action.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 15th day of January, 1999.

                                        /S/ CHARLES ZWEBNER
                                        Charles Zwebner, Director

                                        /S/ BERNARD GROPPER
                                        Bernie Gropper, Director

                                        /S/ ANTHONY HELLER
                                        Anthony Heller, Director

                                        /S/ VINCENT GENOVA
                                        Vince Genova, Director